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                                                                    EXHIBIT 10.9
                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                                CYBERSENTRY, INC.
                                    ("CYBS")
                                       AND
                                GERALD A. RESNICK

THIS AGREEMENT made this 25th day of December, 1998, by and between CyberSentry, Inc., a Delaware corporation with its principal office c/o Sadis & Goldberg, Esqs., One Penn Plaza, Suite 2107, New York, New York 10119 (hereinafter "CYBS" or the "Company" or the Corporation) and Gerald A. Resnick (hereinafter "Resnick" or the "Executive") residing at 420 East 64th Street, New York, New York 10021.

WITNESSETH

      WHEREAS, the said Resnick is to be the President, Chairman of the Board of Directors and the Chief Executive Officer of "CYBS" and an integral part of management and CYBS desires to assure itself of his continuing services and of a continuity in management and also desires to assure "Resnick" of continued employment during the period of employment hereunder and of retirement benefits upon his retirement, and

      WHEREAS, Resnick is willing to commit himself to continue to remain in the employ of CYBS, and, except as is provided hereinafter, to forego opportunities elsewhere during such period on the terms and conditions as set forth herein.

      NOW THEREFORE, in consideration of the mutual promises and conditions contained herein, the parties, intending to be legally bound hereby, agree as follows:

      1. EMPLOYMENT AND TERM:

      (a) the "Company" hereby agrees to employ Resnick, and the said Resnick hereby agrees to be employed by CYBS, upon the terms and conditions hereinafter stated, for a Period of Employment which shall commence on January 1, 1999, (hereinafter the "Commencement Date" and which shall be deemed the date of this Agreement) and, subject only to the express terms of this Agreement relating to death and disability, shall i) continue until the close of business on December 31, 2003 (the Terminal Date) or ii) until such later date as the parties shall agree upon, or iii) upon such other date as shall result from the operation of the terms and conditions of this Agreement, or iv) until "Executive" shall die, or v) until "Executive" is disabled as defined hereinafter. In the event that "Executive" shall continue in the full-time employment of the "Company" after December 31, 2003, such employment shall continue to be subject to the terms and conditions of this Agreement, as now stated or as hereafter amended, and the Period of Employment shall include the entire period during which "Executive" in fact continues in such employment.

      (b) The termination date of December 31, 2003 set forth in (a) above shall be extended for five years, as of that date and as of each subsequent fifth anniversary of that date, unless either party shall have given to the other party notice, in the manner hereinafter provided, no later than on September 30, 2003, or September 30th of each subsequent fifth


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anniversary year of employment, that the Terminal Date is not to be extended.
Upon such Terminal Date "Executive" shall be vested with all of the pension benefits commensurate with twenty years service with the "Company," its successors or assigns, pension, profit sharing, incentive stock option, supplemental retirement or other compensation plans for qualified and non-qualified executive employees of the Company, now or hereafter implemented.

      2. POSITION, DUTIES AND RESPONSIBILITIES:

      (a) It is contemplated that during the Period of Employment "Executive" will serve as Chairman of the Executive Committee, President, Chief Executive Officer and Chairman of the Board of Directors of the "Company", its successors and assigns, with office(s) and title(s), reporting responsibility, duties, other responsibilities importance and scope, and with the functions, duties and responsibilities attached thereto and as the same may be changed, in writing, from time to time after the date of this Agreement by mutual agreement of the parties. The parties further agree that upon a change of control of the "Company" as defined herein, or if the "Company" fails and refuses to elect, appoint or name "Executive" as the President, Chairman of the Board and Chief Executive Officer of the "Company", "Executive", at his sole and exclusive option shall be entitled to terminate this contract and upon such termination receive all of the salary and benefits to which he would have become entitled if he had remained in the "Company's" continuous employ until the fifth anniversary of the then next successive anniversary of the Terminal Date ie. if such change in control date is June 1, 1999, then the "Company" shall pay "Executive" all of his salary and benefits until December 31, 2008, same being the fifth anniversary following the next anniversary of the Terminal Date or December
31, 2003, together with full vesting of all of the retirement benefits, and successor retirement benefits to which he, and his beneficiaries, would have become entitled, as if on such day he had completed twenty (20) years active service of employment or deemed upon his retirement had "Executive" continued in the "Company's continuous employ until the last date or event contemplated by this agreement with twenty years fully vested service.

      Notwithstanding the foregoing, the parties further agree that they shall be deemed to have mutually agreed to a change in office(s), title(s), reporting responsibility, duties and responsibilities, at any time, if such change shall have been assigned by the Board of Directors of the "Company" and "Executive",
1) shall have agreed in writing in advance to such change, and provided that in all events the salaries and benefits reserved to "Executive" shall not be reduced or compromised in any manner.

      (b) Executive's office(s), title(s), reporting responsibility, duties and responsibilities as of the date of this Agreement, may not be changed after the date of this Agreement without the written consent of "Executive".

      (c) During the Period of Employment "Executive" shall, without compensation other than that herein provided (unless the Board of Directors of the "Company" shall assign an additional salary for said continued service), also serve and continue to serve, if and when elected and re-elected, as an officer or director, or both, of any subsidiary, division or affiliate of the "Company", provided "Executive" shall not be obliged to relocate from the New York City Metropolitan area and shall not incur any personal liabilities therefore that the "Company" does not bond or insure against in amounts satisfactory to "Executive".

      (d) Throughout the Period of Employment "Executive" shall devote his primary time and attention during normal business hours to the business and affairs of the Corporation except for reasonable vacations and except for illness or incapacity, but nothing in this Agreement shall preclude "Executive" from devoting reasonable periods required for i) serving as a director of any business, corporation involving no conflict of interest with the


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interest of the Corporation; (ii) delivering lectures, fulfilling speaking engagements, teaching at educational institutions; (iii) engaging in charitable and community activities; and (iv) managing investments, provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement.

      (e) Unless otherwise agreed to by "Executive", the office of "Executive" shall be located at the principal offices of the "Company" within the area of Metropolitan New York and "Executive" shall not be required to locate his office elsewhere without his prior written consent. "Executive" shall not be required to travel outside the New York Metropolitan area more than 20 days per annum.

      3. COMPENSATION, COMPENSATION PLANS, PERQUISITES:

      Upon execution of this Agreement and for all services rendered by "Executive" in any capacity during the Period of Employment, including, without limitation, services as an executive, officer, director or member of any committee of the "Company" or of any subsidiary, division or affiliate thereof, effective January 1, 1999, "Executive" shall be paid as compensation a base annual salary of One Hundred Eighty ($180,000.00) Thousand Dollars, payable in advance in equal monthly payments of Fifteen Thousand Dollars, together with annual increases, in no event less than ten (10%) per cent per annum, and together with such increases as shall be awarded by the "Company" from time to time effective in accordance with the "Company's" regular administrative practices of other salary and bonuses applicable to executives of the "Company" (such as attendance fees for Board of Directors meetings) in effect from time to time, together with incentive awards or bonuses provided for herein, if any, and such annual short-term and long-term incentive awards and bonuses, including qualified and non-qualified stock options, provided for under any compensation plan, or any successor compensation plan in effect as of the date of this Agreement or that may be adopted by the "Company" during any period of employment, or as may be awarded from time to time by the Board of Directors of the "Company" or a duly authorized committee thereof in its sole discretion.

      Any increase in salary or in annual incentive award or other compensation, including stock options, paid or payable to "Executive" shall in no way diminish any other obligation of the "Company" under this Agreement. Nothing in this Agreement shall preclude other benefits awarded in accordance with the "Company" policy and improvement of reward opportunities in such plans or other plans in accordance with the practice of the "Company" on or after the date of this Agreement. Any provision of the "Company"'s Additional Compensation Plan (or any successor plan) to the contrary notwithstanding, any Awards due to "Executive" before, or made to "Executive" on account of, or following a Change in Control of the "Company", that occurs during the Period of Employment (whether for services rendered prior to or after such Change in Control) shall be paid wholly in cash within ninety (90) days after the awards are made.

      (b) Within ninety (90) days following the end of the "Company's" fiscal year, in each year of the Employment Period, the "Company" shall pay to "Executive", in cash, an amount equal to three quarters (3/4%) of one per cent of, gross sales recorded by the "Company" in excess of Thirty Million Dollars and reported in its annual statement to the Securities and Exchange Commission and/or to the "Company's" shareholders. "Executive" may, at his sole and exclusive discretion, convert said cash bonus, or the entitlement thereto into an option to purchase from the "Company", if available, shares of the common stock of the "Company" for the book value of the Common Stock of the "Company" as of January 15, 1999.

      (c) During the period of employment the "Executive" shall be entitled to purchase up to five hundred (500,000) thousand shares of the Common Stock of the "Company," for the


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book value of the Common Stock as of January 15, 1999. The "Executive," shall have the right to exercise such options at any time, in whole or in part during the term of this Agreement and for an additional period of one year from and after the Terminal Date.

      (d) Subject to the provisions herein, during the Period of Employment "Executive" shall be and continue to be a full participant in any Incentive Stock Option Plan of the "Company", any Additional Compensation Plan of the "Company" (providing for Short and Long-Term Awards) and in any and all other executive incentive plans in which executives of the "Company" participate that may hereafter be adopted, including without limitation, any stock option, stock purchase or stock appreciation plans, or any successor plans that may be adopted by the "Company", with at least the same reward opportunities, if any, that have heretofore been provided to "Executive" and, in the case of Long-Term Awards under the Additional Compensation Plan of the Corporation, with at least the same reward opportunities following a Change in Control as the highest reward opportunity, if any, that shall have been provided to "Executive" prior to the date on which a Change in Control of the "Company" shall have occurred. Nothing in this Agreement shall preclude other benefits awarded in accordance with the "Company" policy and improvement of reward opportunities in such plans or other plans in accordance with the practice of the "Company" on or after the date of this Agreement.

      (e) During the Period of Employment "Executive" shall be entitled to perquisites, including, without limitation, disability insurance coverage until age 70, long term health care insurance, health and major medical insurance, fully funded whole life insurance in an amount not less than Two Million Dollars, an office, secretarial and legal staff, and fringe benefits, including, without limitation, the business and personal use of an automobile, including storeage fees, insurance and maintenance incidental thereto; and payment or reimbursement of a business club initiation fees and dues and related expenses, as well as reimbursement, upon proper accounting, of business class travel and entertainment expenses and disbursements incurred in the ordinary course of business.

      The compensation, perquisites and benefits provided for in this Section, together with other matters therein set forth, are in addition to any benefits otherwise provided for in this Agreement and are to be of a nature commensurate with the Chief Executive Officer of a NYSE listed firm with revenues in excess of Twenty Million Dollars.

      4. EFFECT OF DEATH OR DISABILITY:


      (a) In the event of the death of "Executive" during the Period of Employment, in addition to any other benefits or entitlements herein provided for, the legal representative of "Executive" shall be entitled to the compensation provided for above for one year plus the month in which death shall have taken place, at the rate being paid at the time of death, and the Period of Employment shall be deemed to have ended as of the close of business on the first anniversary of the last day of the month in which death shall have occurred, which payments shall be payable promptly and without prejudice to any payments due in respect of "Executive"'s death. The Company shall cause to be obtained and maintained a Two Million Dollar fully paid and nonassessable whole life insurance policy payable on the death of "Executive," payable to his spouse, Helene Resnick, or such other beneficiaries as he may elect in writing from time to time, said policy shall be maintained for the entire term of employment and upon the cessation of employment, for any reason whatsoever, such policy shall be fully paid and transferred to the spouse or legal representative of "Executive" without any loans outstanding as to such policy or policies.


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      (b) The term "Total Disability," as used in this Agreement, shall mean an illness or accident occurring during the Period of Employment which prevents "Executive" from resuming performance of his duties under this Agreement after a leave of absence of eighteen consecutive months, during which period "Executive" shall receive 100% of his compensation. In such event and following a determination by the Board of Directors of the "Company" that in its judgment "Executive" is Totally Disabled, the Period of Employment shall be deemed to have ended as of the close of business on the last day of such eighteen months' period but without prejudice to any payments due "Executive" in respect of a disability. During any period of leave of absence occasioned by illness or injury, "Executive" will submit to such physical examinations as may reasonably be requested by the Board of Directors and shall authorize release to the Board of Directors of copies of all hospital or other medical reports concerning "Executive's" illness, injury, and course and progress of treatment.

      (c) In the event of the Total Disability of "Executive" during the Period of Employment "Executive" shall receive 100% of his compensation, "Executive" shall thereafter be entitled to 90% of the compensation provided for above, at the rate and in the manner being paid at the time of the commencement of Total Disability (i) for the period of such Disability or (ii) until death or (iii) until "Executive" becomes 70 years of age or (iv) for a period of 15 years, whichever of the events shall first occur. The Company shall obtain insurance policies to cover the disability of "Executive", however, the failure so to do for any reason does not mitigate the Company obligation to pay such compensation to "Executive", which obligation shall be perfected into a secured obligation of the Company.

      (d) If during the Period of Employment "Executive" shall become temporarily, or intermittently, disabled through illness or accident from performing his duties hereunder, he shall be entitled to a leave of absence from his employment duties for the period of such temporary, or intermittent, disability, not to exceed 180 days in any twelve month period. Executive's full compensation and status as an employee shall continue during any such temporary, or intermittent, disability and leaves of absence.

      (e) In the event of the death of "Executive" during the Period of Employment the "Company" agrees to pay to his surviving spouse, in addition to the insurance proceeds as set forth above 60% of the compensation provided for above, at the rate and in the manner being paid at the time immediately before "Executive's" death until i) her death or ii) she becomes 70 or iii) for a period of 20 years whichever shall first occur. The amount of any payments due under this paragraph may be reduced by any payments which "Executive" shall have received for the same period because of disability under any disability or pension plan of the "Company" or any subsidiary or affiliate thereof.

      5. TERMINATION:

      (a) In the event of a Termination, as defined below, during the Period of Employment, the provisions of this Article shall apply. Any provision of this Agreement to the contrary notwithstanding, the payments, benefits, service credit for benefits and other matters provided by this Article in the event of such a Termination are in addition to any payments, benefits, service credit for benefits and other matters herein provided that may apply in such event.

      (b) In the event of a Termination and subject to the provisions of this Agreement, relating to mitigation of damages, and to compliance by "Executive" with the provisions relating to confidential information, the Corporation shall, as liquidated damages or severance pay, or both, pay to "Executive" and provide him, his dependents, beneficiaries and estate, with (i) compensation for sixty months of service after the month in which Termination shall have occurred at the rate being paid at the time of Termination.

      (c) During the period that the payments provided for in subparagraph (b) of this


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paragraph are required to be made, "Executive", his dependents and beneficiaries, shall continue to be entitled to all benefits under employee benefit plans of the "Company," as if "Executive" were still employed during such period under this Agreement, including stock options, major medical and health insurance, death, long term health care, disability and, if and to the extent that such benefits shall not be payable or provided under any such plan by reason of "Executive"'s no longer being an employee of the "Company" as the result of Termination, the "Company" shall itself pay or provide for payment to "Executive", his dependents and beneficiaries, of such benefits and the service credit for benefits provided for below.

      (d) The period in which the payments provided for are required to be made shall be considered service with the "Company" for the purpose of continued credits under any stock option or employee benefit plans referred to above, or otherwise in force and effect, and all other benefit plans of the "Company" applicable to "Executive" or his beneficiaries as in effect immediately prior to Termination but prior to any reduction of benefits thereunder as the result of amendment or termination during the Period of Employment, and for purposes of determining payments and other rights in respect of awards made or accrued and award opportunities granted prior to Termination under any, and all, of the "Company"'s Executive Incentive Plans (including, without limitation, Long-Term Award opportunities granted prior to Termination under the "Company's" Additional Compensation Plan) and all other incentive plans of the "Company" in which "Executive" was a participant prior to Termination.

      (e) In the event that "Executive" shall at the time of Termination hold any outstanding and unexercised (whether or not exercisable at the time) option or options theretofore granted by the "Company" its successors or assigns, the "Company" shall immediately pay to "Executive", in a lump sum, an amount equal to the excess above the option price under each such option, the Fair Market Value of the shares subject to each such option at the time of Termination. Solely for the purpose of this subparagraph, Fair Market Value at the time of Termination shall be deemed to mean the higher of (i) the average of the reported closing prices of the Common Shares of the "Company", as reported on the Stock Exchange on which it is traded for the last trading day prior to the Termination and for the last trading day of each of the two preceding thirty-day periods, and (ii) in the event that a Change in Control of the "Company", as defined below, prior to Termination shall have taken place as the result of a tender or exchange offer, or otherwise, and such Change in Control was consummated within twelve months of Termination, an amount equal to the per share consideration paid for a majority of the Common Shares of the "Company" acquired in the course of such tender or exchange offer. Upon receiving the payment from the "Company" called for by subparagraph (b) of this paragraph, "Executive" shall execute and deliver to the "Company" a general release in favor of the "Company", its successors and assigns, in respect of any and all matters, including, without limitation, any and all rights under any outstanding and unexercised options at the time of Termination, except for the payments and obligations required to be made or assumed by the "Company" under this Agreement which at the time had not yet been made or assumed and except for such other valid obligations of the "Company" as shall be set forth in such release.

      (f) If a Change in Control of the "Company", as defined below, shall have occurred at any time during the term hereof, as same may be extended from time to time, the "Company" shall pay to "Executive", in cash, within ninety (90) days following such termination an amount equal to two (2) times the amount of "Executive"'s then annual base salary times sixty months. In addition thereto, "Executive", and/or his beneficiaries and survivors, shall be entitled to all of the benefits of this agreement based upon "Executive"'s retirement, including full health insurance, disability insurance, long term health care and life insurance, together


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with twenty(20) years fully vested service with respect to any employee benefit plans of the Company, which shall be deemed to have occurred one (1) day prior to the date of said termination,

      (g) The word "Termination," for the purpose of this of this Agreement, shall mean

            (i) termination by the "Company" its successors or assigns of the employment of "Executive" by the "Company" and its subsidiaries for any reason other than for Cause as defined below or for Disability as defined above; or

            (ii) termination by "Executive" of his employment by the "Company" and its subsidiaries upon the occurrence of any of the following events:

            (a) Failure to elect or re-elect "Executive" as President, Chief Executive Officer or as Chairman of the Board of Directors of the "Company" during the Period of Employment, or removal of "Executive" from, any of the office(s) described above;

            (b) A significant change in the nature or scope of "Executive"'s authorities, powers, functions or duties, or a reduction in compensation, which is not remedied within 30 days after receipt by the "Company" of written notice from "Executive";

            (c) A determination by "Executive" made in good faith that as a result of a Change in Control of the "Company", as defined in below, and a change in circumstances thereafter and since the date of this Agreement significantly affecting his position, he is unable to carry out the authorities, powers, functions or duties attached to his position and contemplated by this Agreement and the situation is not remedied within 30 days after receipt by the "Company" of written notice from "Executive" of such determination;

            (d) A breach by the Corporation of any provision of this Agreement not embraced within the foregoing clauses of this subparagraph which is not remedied within 30 days after receipt by the "Company" of written notice from "Executive";

            (e) The liquidation, dissolution, consolidation or merger of the "Company" or transfer of all or a significant portion of its assets unless a successor or successors (by merger, consolidation or otherwise) to which all or a significant portion of its assets have been transferred shall have assumed all duties and obligations of the "Company" under this Agreement but without releasing the corporation that is the original party to this Agreement; provided that in any event set forth in this subparagraph "Executive" shall have elected to terminate his employment under this Agreement upon not less than thirty and not more than ninety days' advance written notice to the Board of Directors of the "Company", attention of the Secretary, given, except in the case of a continuing breach, within three calendar months after (A) failure to be so elected or re-elected, or removed, (B) expiration of the thirty-day cure period with respect to such event, or (C) the closing date of such liquidation, dissolution consolidation, merger or transfer of assets, as the case may be.

      An election by "Executive" to terminate his employment given under the provisions of this paragraph shall not be deemed to be a voluntary termination of employment by "Executive" for the purpose of this Agreement or any plan or practice of the "Company".

      (h) For the purpose of any provision of this Agreement, the termination of "Executive"'s employment shall be deemed to have been for Cause only (i) if termination of his employment shall have been the result of a proven act or acts of dishonesty, constituting a felony, adjudicated by a competent court having jurisdiction of "Executive" and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company.

      (i) Anything in this paragraph or elsewhere in this Agreement to the contrary notwithstanding, the employment of "Executive" shall in no event be considered to have been terminated by the "Company" for Cause if termination of his employment took place (i) as the


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result of bad judgment or negligence on the part of "Executive", or (ii) as the result of an act or omission without intent of gaining a profit therefrom, directly or indirectly, to which "Executive" was not legally entitled, or (iii) because of an act or omission believed by "Executive" in good faith to have been in or not opposed to the interests of the "Company", or (iv) for any act or omission in respect of which a determination could properly be made that "Executive" met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under (A) the Bylaws of the "Company", or (B) the laws of either the State of Delaware, or (C) the directors' and officers' liability insurance of the "Company", in each case either as in effect at the time of this Agreement or in effect at the time of such act or omission, or (v) as the result of an act or omission which occurred more than twelve calendar months prior to "Executive"'s having been given notice of the termination of his employment for such act or omission unless the commission of such act or such omission could not at the time of such commission or omission have been known to a member of the Board of Directors of the "Company" (other than "Executive", if he is then a member of the Board of Directors), in which case more than twelve calendar months from the date that the commission of such act or such omission was or could reasonably have been so known, or (vi) as the result of a continuing course of action which commenced and was or could reasonably have been known to a member of the Board of Directors of the "Company" (other than "Executive", if he is then a member of the Board of Directors) more than twelve calendar months prior to notice having been given to "Executive" of the termination of his employment.

      (j) In the event that "Executive"'s employment shall be terminated by the "Company" during the Period of Employment and such termination is alleged to be for Cause, or "Executive"'s right to terminate his employment under this Agreement shall be questioned by the "Company", or the "Company" shall withhold payments or provisions of benefits because "Executive" is alleged to be engaged in Competition in breach of the provisions of this Agreement or for any other reason, "Executive" shall have the right, in addition to all other rights and remedies provided by law, at his election either to seek arbitration in New York City under the rules of the American Arbitration Association by serving a notice to arbitrate upon the "Company" or, at "Executive"'s sole and exclusive option, to institute a judicial proceeding, in either case within ninety days after having received notice of termination of his employment or notice in any form that the termination of his employment is subject to question or that the "Company" is withholding or proposes to withhold payments or provision of benefits or within such longer period as may reasonably be necessary for "Executive" to take action in the event that his illness or incapacity should preclude his taking such action within such ninety-day period.

      (k) (i) In the event that the "Company" defaults on any obligation of this, Agreement and shall have failed to remedy such default within thirty (30) days after having received written notice of such default from "Executive" or his legal representatives, in addition to all other rights and remedies that "Executive" may have as a result of such default, "Executive" may demand and the "Company" shall thereupon be required to deposit, with the third-party stakeholder hereinafter described, an amount equal to the undiscounted value of any and all undischarged, future obligations of the "Company" under this Agreement and such amount shall thereafter be held, paid, applied or distributed by such third-party stakeholder for the purpose of satisfying such undischarged, future obligations of the "Company" when and to the extent that they become due and payable. Any interest or other income on such amount shall be paid over currently as earned by the "Company." To the extent not theretofore expended, such amount shall be repaid to the "Company" at such time as the third-party stakeholder, in its sole discretion, reasonably exercised, determines, upon the advice of counsel and after consultation

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with the "Company" and "Executive" or, in the event of his death, his beneficiary, that all obligations of the "Company" under this Agreement have been substantially satisfied.

            (ii) Such amount shall, in the event of any question, be determined jointly by the firm of certified public accountants regularly employed by the "Company" and a firm of certified public accountants selected by "Executive", in each case upon the advice of actuaries. To the extent the certified public accountants are unable to agree on a resolution of the question, such amount shall be determined by an independent firm of certified public accountants selected jointly by both firms of accountants.

            (iii) The third-party stakeholder, the fees and expenses of which shall be paid by the "Company", shall be a national or state bank or trust company having a combined capital, surplus and undivided profits and reserves of not less than One Hundred Million Dollars ($100,000,000.00) which is duly authorized and qualified to do business in the state in which "Executive" resides at the time of such default.

6. NO OBLIGATION TO MITIGATE DAMAGES:

      (a) In the event of a Termination other than a Voluntary Termination as defined herein, "Executive" shall have no obligation to mitigate damages by seeking other employment. Provided, further, that he shall not be required to accept a position of less dignity and importance or of substantially different character and salary than the highest position theretofore held by him with the "Company" or a position that would call upon him to engage in Competition within the meaning below.

      (b) To the extent that "Executive" shall receive compensation, benefits and service credit for benefits from other employment secured pursuant to the provisions of the subparagraph above, the payments to be made and the benefits and service credit for benefits to be provided by the "Company" (other than the credit for Twenty (20) Years Constructive Service provided therein) shall be correspondingly reduced. Such reduction shall, in the event of any question, be determined jointly by the firm of certified public accountants regularly employed by the "Company" and a firm of certified public accountants selected by "Executive," in each case upon the advice of actuaries to the extent the certified public accountants consider necessary, and, in the event such two firms of accountants are unable to agree on a resolution of the question, such reduction shall be determined by an independent firm of certified public accountants selected jointly by both firms of accountants.

7. CONFIDENTIAL INFORMATION:

      (a) "Executive" agrees not to disclose, either while in the "Company's" employ or at any time thereafter, to any person not employed by the "Company", or not engaged to render services to the "Company", except in his sole discretion as he may deem reasonable within the scope of his employment and in the interest of the "Company", any confidential information obtained by him while in the employ of the "Company", including without limitation, information relating to any of the "Company"'s inventions, processes, formulae, plans, devices, compilations of information, methods of distribution, customers, client relationships, marketing strategies or trade secrets; provided, however, that this provision shall not preclude "Executive" from use or disclosure of information in furtherance of the "Company" business opportunities or of such information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the "Company" or from disclosure required by law or Court order. The agreement herein made in this paragraph shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law upon "Executive" in respect of confidential information and trade secrets of the "Company", its subsidiaries and affiliates.

      (b) "Executive" also agrees that upon leaving the "Company's" employ he will not take with him, without the prior written consent of an officer authorized to act in the matter by the Board of Directors of the "Company", and he will surrender to the "Company" any record, list, drawing, blueprint, specification or other document or property of the "Company", its subsidiaries and affiliates, together with any copy and reproduction thereof, mechanical or otherwise, which is of a confidential nature relating to the "Company", its subsidiaries and affiliates, or, without limitation, relating to its or their methods of distribution, client relationships, marketing strategies or any description of any formulae or secret processes, or which was obtained by him or entrusted to him during the course of his employment with the "Company."

8. SEVERANCE ALLOWANCE, COMPETITION:

      (a) In addition to the foregoing, in the event of termination of the employment of "Executive" by the "Company" at any time prior to the attainment by "Executive" of 65 years of age and such termination shall be for any reason other than for Cause, as defined above, the "Company", subject to the provisions below relating to Competition, shall pay "Executive" a severance allowance commencing on the first day of each month following termination of his employment and continuing on the first day of each month until the next "Terminal Date" and thereafter for a period of 60 calendar months but in no event beyond the last day of the month in which either "Executive" shall have attained 65 years of age or his death shall have occurred, whichever shall first occur. Such severance allowance shall for each such month be an amount equal to the average Monthly Compensation of "Executive" for the twelve month period preceeding the Termination Date.

      (b) During the period that the payments provided for in subparagraph (a) of this Article are required to be made, "Executive", his dependents and beneficiaries, shall continue to be entitled to all benefits inclusive of service credit for benefits under employee benefit plans of the "Company" as if "Executive" were still employed during such period and, if and to the extent that such benefits shall not be payable under any such plan by reason of "Executive's" no longer being an employee of the "Company", the "Company" shall itself pay or provide for payment of such benefits to "Executive", his dependents and beneficiaries. The amount of any benefit payable under this paragraph shall be reduced by any corresponding benefit with respect to the same period for which the cost is payable by the "Company" under the provisions of this Agreement.

      (c) (A) Subject to the provisions above, there shall be no obligation on the part of the "Company" to make any further payments provided for above and in this Article or to provide any further benefits specified above or in this
Article if "Executive" shall, during the period that such payments are being made or benefits provided, engage in direct Competition with the "Company" as hereinafter defined, provided all of the following shall have taken place:

            (i) the Secretary of the "Company", pursuant to resolution of the Board of Directors of the "Company", shall have given written notice to "Executive" that, in the opinion of the Board of Directors, "Executive" is engaged in such direct Competition, specifying the details;

            (ii) "Executive" shall have been given a reasonable opportunity upon reasonable notice to appear before and to be heard by the Board of Directors prior to the determination of the Board evidenced by such resolution;

            (iii) "Executive" shall neither have ceased to engage in such direct Competition within thirty days from his receipt of such notice nor diligently taken all reasonable steps to that end during such thirty-day period and thereafter.

      (B) The word "Competition" for the purposes of this paragraph and any other provision of this Agreement shall mean (i) taking a management position with or control of a business engaged in the design, development, marketing or distribution of services and products which constituted 15% or more of the sales of the "Company" and its subsidiaries and affiliates during the last fiscal year of the "Company" preceding the termination of "Executive"'s employment, in any geographical area in which the "Company", its subsidiaries or affiliates is at the time engaging in the design, development, manufacture, marketing or distribution of such products; provided, however, that in no event shall ownership of less than 5% of the outstanding capital stock entitled to vote for the election of directors of a corporation with a class of equity securities held of record by more than 500 persons, standing alone, be deemed Competition with the "Company" within the meaning of this paragraph, (ii) soliciting any person who is a customer of the businesses conducted by the "Company", or any business in which "Executive" has been engaged on behalf of the "Company" and its subsidiaries or affiliates at any time during the term of this Agreement on behalf of a business described in clause (i) of this subparagraph or (iii) inducing or attempting to persuade any employee of the "Company" or any of its subsidiaries or affiliates to terminate his employment relationship in order to enter into employment with a business described in clause (i) of this subparagraph.

9. WITHHOLDING:

      Anything to the contrary notwithstanding, all payments required to be made by the "Company" under this Agreement to "Executive" or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the "Company" independent Certified Public Accounting firm may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the "Company" may accept other provisions to the end that it has sufficient funds to pay all taxes required by law to be withheld in respect of any or all of such payments.

10. NOTICES:

      All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail or personally delivered to the party entitled thereto at the address stated from time to time in the Exhibit to this Agreement which address shall be such address as the addressee January have given most recently by a similar notice. Any such notice delivered in person shall be deemed to have been received on the date of delivery.

11. GENERAL PROVISIONS:

      (a) There shall be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payments to "Executive", his dependents, beneficiaries or estate, provided for in this Agreement.

      (b) the "Company" and "Executive" recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained in this Agreement and, in the event of any such breach, the "Company" and "Executive" hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of such agreements.

      (c) No right or interest to or in any payments shall be assignable by "Executive"; provided, however, that this provision shall not preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

      (d) (i) No right, benefit or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect

            (ii) "Executive" shall not have any right, title, or interest whatsoever in or to any investments which the "Company" may make to aid it in meeting its obligations under this Agreement.

            (iii) Subject to the provisions above, nothing contained in this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the "Company" and "Executive" or any other person.

            (iv) Subject to the provisions above, to the extent that any person acquires a right to receive payments from the "Company" under this Agreement, except to the extent provided by law such right shall be no greater than the right of an unsecured general creditor of the "Company".

            (v) Subject to the provisions above, all payments to be made under this Agreement shall be paid from the general funds of the "Company" and except as provided herein no special or separate fund shall be established and no segregation of assets shall be made to assure payment of amounts payable under this Agreement, except as set forth in paragraph 4(c). Provided, however, that the "Company" shall have, at its sole discretion, the right to substitute fully paid annuity policies in place and instead of any deferred compensation benefits provided that such annuity provide to "Executive", and or his beneficiaries, payments at least equal to the payment of the deferred compensation as required under any plan of deferred compensation in which "Executive" may have been enrolled in at any time.

      (e) The term "beneficiaries" as used in this Agreement shall, in the event of the death of "Executive", include his wife, Helene Resnick, as beneficiary and daughter, Kimberly Resnick, as beneficiary, unless a change in beneficiary or beneficiaries designated on a form filed with the "Company" by "Executive" to receive any amount that may be payable after his death or, if his spouse predeceases him then to his daughter, if both predecease him then to his estate, if no beneficiary has been so designated, the legal representative of "Executive's" estate.

      (f) In the event of "Executive"'s death or a judicial determination of his incompetence, reference in this Agreement to "Executive" shall be deemed, where appropriate, to refer to his legal representative or, where appropriate, to his beneficiary or beneficiaries.

      (g) If any event provided for in this Agreement is scheduled to take place on a legal holiday, such event shall take place on the next succeeding business day that is not a legal holiday.

      (h) The titles to sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

      (i) This Agreement shall be binding upon and shall inure to the benefit of "Executive", his heirs and legal representatives, and the "Company" and its successors, including and not limited to CyberSentry, Inc. as provided herein.

      (j) This instrument contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter, and with respect to the subject matter herein contained the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

12. AMENDMENT OR MODIFICATION; WAIVER:

      No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Board of Directors of the "Company" or any authorized committee of the Board of Directors and shall be agreed to in writing, signed by "Executive" and by an officer of the "Company" thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same time or at any prior or subsequent time.

13. SEVERABILITY:

      Anything in this Agreement to the contrary notwithstanding:

            (i) In the event that any provision of this Agreement, or portion thereof, shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement and parts of such provision not so invalid or unenforceable shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law;

            (ii) Any provision of this Agreement, or portion thereof, which may be invalid or unenforceable in any jurisdiction shall be limited by construction thereof, to the end that such provision, or portion thereof, shall be valid and enforceable in such jurisdiction; and

            (iii) Any provision of this Agreement, or portion thereof, which may for any reason be invalid or unenforceable in any jurisdiction shall remain in effect and be enforceable in any jurisdiction in which such provision, or portion thereof, shall be valid and enforceable.

14. SUCCESSORS TO the "Company"

      Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the "Company" and any successor of the "Company", including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the "Company" whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed embraced within the term "the "Company" for the purposes of this Agreement), but shall not otherwise be assignable by the "Company".

15. CHANGE IN CONTROL

      For the purpose of this Agreement, the term "Change in Control of the "Company"" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement; provided that, without limitation, such a change in control shall be deemed to have occurred if and when (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities or (b) during any period of 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such twenty-four month period were directors of the "Company" cease for any reason to constitute at least a majority of the Board of Directors of the "Company".

16. GOVERNING LAW:

      The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     CyberSentry, Inc.
Accepted and Agreed:
                                     By: /s/ Helene Resnick
/s/ Gerald A. Resnick                Helene Resnick, Vice-President
-----------------------
Gerald A. Resnick

                                     Affirmed by:

                                     /s/ Phillip Gambell
                                     ------------------------------
                                     Phillip Gambell, Director

                                     Affirmed by:

                                     /s/ Steve Frank
                                     ------------------------------
                                     Steve Frank, Director

      For purposes of this Agreement "the address stated from time to time in shall mean, effective January 1, 1999, the address set forth below.

                  To the Corporation: CyberSentry, Inc.
                                      c/o Sadis & Goldberg
                                      Two Penn Plaza
                                      New York, New York 10119

                  To "Executive":     Gerald A. Resnick
                                      420 East 64th Street
                                      New York, New York 10021

                         ------------------------------

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     CyberSentry, Inc.
Accepted and Agreed:
                                     By:
/s/ Gerald A. Resnick                Helene Resnick, Vice-President
-----------------------
Gerald A. Resnick

                                     Affirmed by:

                                     /s/ Phillip Gambell
                                     ------------------------------
                                     Phillip Gambell, Director

                                     Affirmed by:


                                     ------------------------------
                                     Steve Frank, Director

      For purposes of this Agreement "the address stated from time to time in shall mean, effective January 1, 1999, the address set forth below.

                  To the Corporation: CyberSentry, Inc.
                                      c/o Sadis & Goldberg
                                      Two Penn Plaza
                                      New York, New York 10119

                  To "Executive":     Gerald A. Resnick
                                      420 East 64th Street
                                      New York, New York 10021

                         ------------------------------

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     CyberSentry, Inc.
Accepted and Agreed:
                                     By:
                                     Helene Resnick, Vice-President
-----------------------
Gerald A. Resnick

                                     Affirmed by:


                                     ------------------------------
                                     Phillip Gambell, Director

                                     Affirmed by:

                                     /s/ Steve Frank
                                     ------------------------------
                                     Steve Frank, Director

      For purposes of this Agreement "the address stated from time to time in shall mean, effective January 1, 1999, the address set forth below.

                  To the Corporation: CyberSentry, Inc.
                                      c/o Sadis & Goldberg
                                      Two Penn Plaza
                                      New York, New York 10119

                  To "Executive":     Gerald A. Resnick
                                      420 East 64th Street
                                      New York, New York 10021

                         ------------------------------


                                    PAGE 14